EXHIBIT 23.2

                                ESTABLISHED 1872
                           HOPPER SOLIDAY & CO., INC.
                               INVESTMENT BANKERS


         MEMBER
PHILADELPHIA STOCK EXCHANGE                    1703 OREGON PIKE LANCASTER, PA 17601-4201           OFFICES LOCATED IN:
NATIONAL ASSOCIATION OF SECURITIES DEALERS     P.O. BOX 4548, LANCASTER, PA 17604-4548                PENNSYLVANIA
SECURITIES INVESTOR PROTECTION CORPORATION     TELEPHONE (717)560-3006 FAX(717)560-3063                 NEW YORK
                                                                                                       NEW JERSEY







July 23, 1998

Boards of Directors
Emclaire Financial Corporation
612 Main Street, P.O. Box Drawer D
Emlenton, PA  16373-0046

Dear Sirs:

         We hereby consent to the use in the Registration on Form S-4 of the draft of our opinion relating to the fairness to the shareholders of Emclaire Financial Corporation, from a financial point of view, of the terms of the merger between Emclaire Financial Corporation, The Farmers National Bank of Emlenton and People Savings Financial Corporation, Peoples Savings Bank and the references to Hopper Soliday & Co., Inc. in the Joint Proxy Statement/Prospectus constituting part of this registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


HOPPER SOLIDAY & CO., INC.



By:      /s/ Robert E. Kafafian
         Robert E. Kafafian
         Executive Vice President

Lancaster, PA
Date:  July 23, 1998